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
                                                         HERITAGE INCOME-GROWTH TRUST
                                                            CALCULATION OF RETURN

                                                Return Since      One-Year       Five-Year
                                                  Inception        Return         Return
                                                ------------      --------       --------
       Ending Date                                     9/30/93       9/30/93         9/30/93
       Inception Date                                 12/17/86      09/30/92        09/30/88
                                                   -----------    ----------      ----------
       Days Since Inception                               2479           365            1826
                                                   ===========     =========      ==========

       Years Since Inception                              6.79          1.00            5.00

       Beginning Offering Price                           9.90         11.26            9.56

       Ending Net Asset Value                            12.28         12.28           12.28
       Dividend Factor                               1.3472299      1.024970        1.261790
                                                     ---------      --------        --------
       Ending Net Asset Value                          16.5448       12.5866         15.4948
         Adjusted for Dividend                       ---------      --------        --------
         Reinvestments

       Annualized return                                 7.85%        11.78%          10.13%
       Formula for since inception            (((16.54)/(9.90))^(1/6.79))-1
       Formula for One Year                   (((12.59)/(11.26))^(1))-1
       Formula for Five Years                 (((15.49)/(9.56))^(1/5))-1

       Beginning NAV                                      9.50         10.81            9.18
       Ending Net Asset Value                            12.28         12.28           12.28
       Dividend Factor                                1.347299      1.024970        1.261790
       Ending Net Asset Value                        ---------     ---------       ---------
         Adjusted for Dividend Reinvestment            16.5448       12.5866         15.4948
                                                     ---------     ---------       ---------

       Cumulative Total Return                          74.16%        16.44%          68.79%

       Formula for since inception            (16.54-9.50)/9.50
       Formula for One Year                   (12.59-10.81)/10.81
       Formula for Five Years                 (15.49-9.18)/9.18

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